                                                                   Exhibit 10.20

                                 PROMISSORY NOTE
                               (MULTIPLE ADVANCE)

AMOUNT: $500,000.00                                         Date: March 30, 2004

      FOR VALUE RECEIVED, Redline Performance Products, Inc., a Minnesota corporation, (hereinafter referred to as the "Borrower") with an address of 1120 Wayzata, Boulevard East, Suite 200, Wayzata, MN 55391, promises to pay to the order of Community National Bank, a banking corporation organized and existing under the laws of the United States (hereinafter referred to as the "Bank"), at 5481 St. Croix Trail, North Branch, Minnesota 55056 or at such other place as the holder hereof may hereafter from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE HUNDRED THOUSAND AND NO/100THS Dollars ($500,000.00), or such amounts as may be advanced or re-advanced in the discretion of the BANK and in accordance with the Loan Agreement **** as amended ***, together with interest on the unpaid principal balance of this Promissory Note outstanding from time to time, from the date hereof until this Promissory Note is fully paid according to the terms hereof, at an annual rate that shall at all times be equal to a fixed rate of nine percent (9%), computed on the basis of the actual number of days elapsed in a 360 day year.

      Payments of interest only shall be made on this Promissory Note commending on the 26th day of April, 2004, and shall continue on the same date of each month thereafter until July 27, 2004, when all principal and unpaid interest shall be due and payable in full as a BALLOON PAYMENT.

      Borrower shall make payments on the outstanding principal amount of the Loan from the proceeds received from the sale of each snowmobile to be sold by Borrower to a dealer located in the United States that has been approved by GE Commercial Distribution Finance Corporation (hereinafter referred to as a "Unit") as follows:

      a. One Thousand and No/100 Dollars ($1,000.00) from the sale of each of Units One Hundred One (101) through Two Hundred (200);

      b. One Thousand Five Hundred and No/100ths Dollars ($1,500.00) from the sale of each of Units Two Hundred One (201) through Three Hundred (300);

      c. Two Thousand Five Hundred and No/100ths Dollars $2,500.00) from the sale of each of Units Three Hundred One (301) through Four Hundred (400); and

      d. Three Thousand and No/100ths Dollars ($3,000.00) from the sale of each Unit after Four Hundred Units are sold until all amounts due and owing pursuant to this Promissory Note are paid in full.

      This Promissory Note is secured by a security interest created by a security agreement in the property of Borrower ("Security Agreement"). Payment of this Promissory Note and performance of Borrower's obligations under the Loan Documents are guaranteed by Howard A. Dahl ("Guaranty"), which Guaranty is secured by a third party pledge of a certificate of deposit ("Third Party Pledge"). The parties hereto have also entered a Loan Agreement ("Loan Agreement"), and an assignment of proceeds between Borrower and GE Commercial Distribution Finance Corporation ("Assignment") on the same day as this Promissory Note. All of such documents are hereinafter referred to as the "Loan Documents" and are incorporated herein by reference.

      If an event of default occurs in the terms of the Loan Documents, the entire principal balance of this Promissory Note, with all accrued interest thereon, shall, at the option of the Bank, then or at any time thereafter, become immediately due and payable. Any failure of the Bank to exercise such option to accelerate this Promissory Note at any time shall not constitute a waiver of the right to exercise the same right to acceleration at any subsequent time.

      Upon the event of default in the terms of this Note or the Loan Documents, the Bank shall give notice in writing to the Borrower by mailing said notice by U.S. Mail to the last known address of the Borrower advising them of the event of default. In the event the default is not cured within thirty (30) days of mailing of the notice, the Bank may proceed with such remedies as are allowed by law, this Promissory Note and/or the Loan Documents.

      In the event any payment is not made when due and is more than ten (10) business days late, the Borrower shall pay a penalty in the amount of five percent (5%) of the delinquent amount.

      If this Promissory Note is not paid when due, regardless of how such maturity may be brought about, or is collected or attempted to be collected by the initiation, prosecution or defense of any suit, in any district court, probate, bankruptcy court or other judicial proceeding, or is placed in the hands of an attorney for collection, then the Borrower shall pay in addition to all other amounts owing hereunder all court costs and reasonable attorneys' fees incurred by the holder hereof in connection therewith, including, but not limited to, reasonable attorneys' fees for trial or for the pursuance of, or defense of, any appellate procedure.

      This Promissory Note may be prepaid in whole or in part, at any time without penalty or premium. All makers, endorsers, sureties, guarantors and accommodation parties hereby waive presentment, dishonor, notice of dishonor and protest, and consent to any and all extensions, renewals, substitutions and alterations of any of the terms of this Promissory Note and any documents related hereto, including the Loan Documents, and to the release of or failure by the Bank to exercise any rights against any party liable for or any property securing payment thereof.

      This Promissory Note shall be governed by and construed under the laws of the State of Minnesota.

      THE BANK AND BORROWER HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THE LOAN DOCUMENTS OR CONCERNING THE INDEBTEDNESS EVIDENCED HEREBY AND/OR ANY COLLATERAL SECURING SUCH INDEBTEDNESS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN EXTENDING CREDIT TO THE BORROWER, THAT THE LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT

WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

      This instrument executed the date and year set forth above.

                                         Redline Performance Products, Inc.

                                         By: /s/ Mark A. Payne
                                             ----------------------------------
                                         Mark A. Payne
                                         President & Chief Financial Officer